Exhibit 99.1

HIENERGY TECHNOLOGIES ANNOUNCES FINAL CLOSING OF PRIVATE PLACEMENT RAISING $1,725,000 June 27, 2002 09:03:00 AM ET


IRVINE, Calif.--(BUSINESS WIRE)--June 27, 2002--HiEnergy Technologies, Inc. (OTC/BB: HIET) announced today that it has completed a private placement, raising $1,725,000 by selling 1,725,000 shares of its common stock at $1.00 per share.

On April 25, 2002, HiEnergy conducted the initial closing of this private placement, raising $1,225,000. The initial closing occurred based on HiEnergy successfully acquiring HiEnergy Microdevices in a voluntary share exchange that also closed on April 25, 2002. The private placement offering was originally slated to close at the same time as the voluntary share exchange, but HiEnergy extended the term of the offering to late June and increased the size of the offering to a maximum of 2,000,000 shares from a maximum of 1,500,000 shares. The offering and sale of the common stock was not registered under the Securities Act of 1933 and was offered and sold in the United States pursuant to an applicable exemption from the registration requirement. This press release is not an offer of securities or a solicitation of an offer to buy securities. Placements were made only to accredited investors with preexisting contacts with HiEnergy and its authorized representatives.

Investors in the private placement have registration rights entitling them to have the resale of their HiEnergy shares registered for a period of six months. HiEnergy anticipates that those investors will have the opportunity to sell their shares of HiEnergy common stock through a registered offering within six months from the final closing of the offering.

About HiEnergy Technologies, Inc.

HiEnergy Technologies, Inc. believes that it has developed the first stoichiometric explosive detection technology that remotely determines the chemical formula of concealed substances, including explosives, biological weapons, and illegal drugs. "Stoichiometric" means detection that deciphers the chemical formula of unknown substances through barriers in a short period of time. HiEnergy's systems may have application in a variety of markets, including airport security screening, bio-weapons detection, landmine detection, and contraband detection, in addition to chemical and petrochemical industry applications. HiEnergy's technology has been developed through several years of research and under grants from the Department of Defense and the US Customs agency.

Forward-Looking Statements

The matters discussed in this press release may contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "intends", "should", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act or 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by HiEnergy Technologies, Inc. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that HiEnergy Technologies, Inc. achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and HiEnergy


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Technologies, Inc. assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by HiEnergy Technologies, Inc. in its reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect its business.

Contact Information:
HiEnergy Technologies, Inc.
Barry Alter, 949/727-3389
CEO
or
Wolfe Axelrod Weinberger Assoc. llc
Donald Weinberger
Stephen D. Axelrod, CFA
212/370-4500; 212/370-4505 fax


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